Exhibit 10.2

PURCHASE AND SALE AGREEMENT

(Langtry Override)

THIS PURCHASE AND SALE AGREEMENT (the “Agreement”) is made and entered into this 24th day of November, 2009, by and between Cubic Energy, Inc., a Texas corporation (“Cubic”), and Langtry Mineral & Development, LLC, a Texas limited liability company (“Langtry”), upon and subject to the following terms and conditions:

1.                                      Defined Terms.  For purposes of this Assignment, the terms defined in this paragraph shall have the meanings herein assigned to them and capitalized terms defined in the opening paragraph of this Assignment and subsequent paragraphs by inclusion in quotation marks and parentheses shall have the meanings so assigned to them:

“Closing” has the meaning assigned to that term in Paragraph 4 of this Agreement.

“Cubic Common Stock” means the common stock of Cubic Energy, Inc., a Texas corporation, par value $0.05 per share.

“Cubic Preferred Stock” means the five year 8% convertible preferred stock of Cubic Energy, Inc. convertible into Cubic Common Stock at a price of $1.20 per share, which Cubic Preferred Stock is more particularly described in the Subscription and Convertible Preferred Stock Purchase Agreement to be entered into by and between Cubic and Langtry at Closing in the form attached hereto as Exhibit D.

“Deep Rights” means all intervals, formations, strata and depths below the base of the stratigraphic equivalent of the Cotton Valley sands, being defined as 10,055 (electric log measurements) in the Chesapeake Operating, Inc. - SRLT 29 No. 1 Well located in Section 29, Township 16 North, Range 15 West, Caddo Parish, Louisiana.

“Cubic/Tauren PSA” means the Purchase and Sale Agreement by and between Cubic Energy, Inc. and Tauren Exploration, Inc. dated November 24, 2009.

“Existing Burdens” means all royalties, overriding royalties, production payments, net profits interests, and all similar non-expense bearing interests burdening the Subject Leases, or production therefrom, which are evidenced by an instrument or instruments filed of record in Caddo or DeSoto Parish on or prior to the date of execution of this Agreement by Assignor.

“Net Revenue Interest” means the share of production of oil, gas or other minerals produced from the Subject Leases, or lands pooled or unitized therewith, that the owner of the Subject Leases is entitled to receive by virtue of its ownership thereof after deducting Existing Burdens.

“Subject Leases” means those oil, gas and mineral leases set forth and described in Exhibit A to this Agreement.

“Tauren” means Tauren Exploration, Inc., a Texas corporation.

“Tauren/Langtry Overriding Royalty Conveyance” means that certain Assignment of Overriding Royalty Interest from Tauren to Langtry dated effective August 1, 2009 pursuant to which Tauren conveyed to Langtry an overriding royalty interest in and to all of Tauren’s interest in the Deep Rights in each of the Subject Leases equal to the positive difference, if any, between the Net Revenue Interest in such Subject Leases and a 78% Net Revenue Interest (out of 8/8ths), proportionately reduced, as more particularly described and set out in said Tauren/Langtry Overriding Royalty Conveyance.

2.                                      Purchase and Sale.

(a)                                 Subject Override Being Sold.  Subject to the terms and conditions of this Agreement, Langtry agrees to sell and convey and Cubic agrees to purchase and accept the Subject Override (as hereinafter defined) for the Purchase Price as set out in Paragraph 3 hereof.  The term “Subject Override” means the overriding royalty interest Langtry has previously acquired from Tauren under the terms of the Tauren/Langtry Overriding Royalty Conveyance.

(b)                                 Cubic Stock Being Sold.  Subject to the terms and conditions of this Agreement, Cubic agrees to issue and sell to Langtry $20,700,000 in Cubic equity as follows:

(i)                                     Cubic agrees to issue and sell to Langtry 10,350,000 shares of Cubic Common Stock at a purchase price equal to $1.00 per share.  Such Cubic Common Stock will be issued and sold to Langtry pursuant to the terms of the Subscription and Common Stock Purchase Agreement attached hereto as Exhibit C.

(ii)                                  Cubic agrees to issue and sell to Langtry 103,500 shares of Cubic Preferred Stock at a purchase price equal to $100.00 per share.  Such Cubic Preferred Stock will be issued and sold to Langtry pursuant to the terms of the Subscription and Convertible Preferred Stock Purchase Agreement attached hereto as Exhibit D.

3.                                      Purchase Price.

(a)                                 Purchase Price for the Subject Override.  The purchase price for the Subject Override shall be payable by Cubic to Langtry by Cubic issuing to Langtry 10,350,000 shares of Cubic Common Stock and 103,500 shares of Cubic Preferred Stock pursuant to the terms of the Subscription Agreements attached hereto as Exhibits “C” and “D”.

(b)                                 Purchase Price for the Cubic Stock.  The purchase price for the Cubic Common Stock and the Cubic Preferred Stock shall be payable by Langtry to Cubic by Langtry assigning and conveying the Subject Override to Cubic pursuant to the form of Assignment of Overriding Royalty Interest attached hereto as Exhibit “B”.

4.                                      Effective Date and Closing.  The conveyance of the Subject Override to Cubic shall be effective as of October 1, 2009 at 7:00 a.m. where the Subject Leases are located (the “Effective Date”), but titles thereof shall be delivered at the Closing which shall take place at the time and place set out in Section 8(a) hereof (the “Closing” or “Closing Time”).

5.                                      Representations, Warranties and Covenants of Cubic.  Cubic represents and warrants to Langtry as of the date hereof and will represent and warrant to Langtry at the Closing as follows:

(a)                                 Authority.  Cubic is duly organized, validly existing and in good standing under the laws of the State of Texas, and is duly qualified and in good standing to carry on its business in the State of Louisiana and has all requisite power and authority to enter into, deliver and perform this Agreement and to carry out the transactions contemplated by this Agreement.

(b)                                 Valid Agreement.  This Agreement constitutes the legal, valid and binding agreement of Cubic, and at Closing, all instruments required hereunder to be executed and delivered by Cubic shall constitute legal, valid and binding obligations of Cubic, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect, as well as general principles of equity.

(c)                                  Brokers.  Cubic has incurred no obligation or liability, contingent or otherwise, for brokers or finders fees with respect to this transaction for which Langtry shall have any obligation or liability.

(d)                                 Obligation to Close.  Cubic covenants to use its commercially reasonable efforts to take or cause to be taken all actions reasonably necessary or advisable to consummate the transactions contemplated by this Agreement and to insure that as of the Closing Time, it will not be under any material corporate, legal, governmental or contractual restriction that would prohibit or delay the timely consummation of such transaction.

6.                                      Representations, Warranties and Covenants of Langtry.  Langtry represents and warrants to Cubic as of the date hereof and will represent and warrant to Cubic at the Closing as follows:

(a)                                 Authority.  Langtry is duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite power and authority to enter into, deliver and perform this Agreement and to carry out the transactions contemplated by this Agreement.

(b)                                 Valid Agreement.  This Agreement constitutes the legal, valid and binding agreement of Langtry, and at Closing, all instruments required hereunder to be executed and delivered by Langtry shall constitute legal, valid and binding obligations of Langtry, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect, as well as general principles of equity.

(c)                                  Brokers.  Langtry has incurred no obligation or liability, contingent or otherwise, for brokers or finders fees with respect to this transaction for which Cubic shall have any obligation or liability.

(d)                                 No Encumbrances.  Langtry has not previously encumbered, assigned or conveyed the Subject Override or any interest therein.

(e)                                  Obligation to Close.  Langtry covenants to use its commercially reasonable efforts to take or cause to be taken all actions reasonably necessary or advisable to consummate the transactions contemplated by this Agreement and to insure that as of the Closing Time, it will not be under any material corporate, legal, governmental or contractual restriction that would prohibit or delay the timely consummation of such transaction.

7.                                      Conditions to Closing.

(a)                                 Cubic’s Conditions to Closing.  The obligations of Cubic under this Agreement are subject to each of the following conditions being met:

(i)                                     Representations True and Correct.  Each and every representation and warranty of Langtry under this Agreement shall be true and accurate in all material respects (except that those representations and warranties of Langtry that are qualified by materiality shall be true and correct in all respects) as of the date when made and shall be deemed to have been made again at and as of the time of Closing and shall at and as of such time of Closing be true and accurate in all material respects, except as to changes specifically contemplated by this Agreement or consented to by Cubic.

(ii)                                  Contemporaneous Closing Under Cubic/Tauren PSA.  The contemporaneous closing under the Cubic/Tauren PSA shall have occurred.

(iii)                               Legal Process.  No order, decree, ruling or other legal process shall have been entered by any court or governmental agency having jurisdiction over the Parties or the subject matter of this Agreement that seeks to enjoin or prohibit this transaction and that remains in effect at the time of Closing.

(b)                                 Langtry’s Conditions to Closing.  The obligations of Langtry under this Agreement are subject to each of the following conditions being met:

(i)                                     Representations True and Correct.  Each and every representation and warranty of Cubic under this Agreement shall be true and accurate in all material respects (except that those representations and warranties of Cubic that are qualified by materiality shall be true and correct in all respects) as of the date when made and shall be deemed to have been made again at and as of the time of Closing and shall at and as of such time of Closing be true and accurate in all material respects, except as to changes specifically contemplated by this Agreement or consented to by Langtry.

(ii)                                  Contemporaneous Closing Under Cubic/Tauren PSA.  The contemporaneous closing under the Cubic/Tauren PSA shall have occurred.

(iii)                               Legal Process.  No order, decree, ruling or other legal process shall have been entered by any court or governmental agency having jurisdiction over the Parties or the subject matter of this Agreement that seeks to enjoin or prohibit this transaction and that remains in effect at the time of Closing.

(c)                                  Negative Covenants.  Until Closing, Langtry shall not do any of the following with regard to the Subject Override without Cubic’s consent:

(i)                                     Release all or any portion of the Subject Override.

(ii)                                  Create any lien, security interest or other encumbrance on the Subject Override.

(iii)                               Dispose of the Subject Override or any part thereof.

8.                                      Closing.

(a)                                 Time and Place.  The Closing shall be held at the offices of Sonnenschein Nath & Rosenthal LLP, 2000 McKinney Ave., Suite 1900, Dallas, Texas 75201, at 1:30 p.m. CST, November 24, 2009 or at such other time and place as the Parties shall mutually agree.

(b)                                 Cubic’s Deliveries.  At the Closing, Cubic shall deliver the following:

(i)                                     Cubic shall deliver a duly signed Subscription and Common Stock Purchase Agreement in the form attached hereto as Exhibit “C”; and

(ii)                                  Cubic shall deliver a duly signed Subscription and Convertible Preferred Stock Purchase Agreement in the form attached hereto as Exhibit “D”.

(c)                                  Langtry’s Deliveries.  At the Closing, Langtry shall deliver the following:

(i)                                     Langtry shall deliver or cause to be delivered a duly signed and acknowledged Assignment of Overriding Royalty Interest in the form attached hereto as Exhibit “B”;

(ii)                                  Langtry shall deliver a duly signed Subscription and Common Stock Purchase Agreement in the form attached hereto as Exhibit “C”; and

(iii)                               Langtry shall deliver a duly signed Subscription and Convertible Preferred Stock Purchase Agreement in the form attached hereto as Exhibit D.

9.                                      Miscellaneous.

(a)                                 Further Assurances.  The Parties agree to execute any documents, whether before or after the Closing, as may be reasonably requested, to aid the other Party in fulfilling the purpose of this Agreement.

(b)                                 Entire Agreement.  This Agreement, together with the Exhibits attached hereto and the Override Assignment and other documents to be delivered pursuant to the terms hereof, shall constitute the complete agreement between the Parties hereto and shall supersede all prior agreements, whether written or oral, and any representations or conversations with respect to the subject matter of this Agreement.

(c)                                  Notices.  All communications required or permitted under this Agreement shall be in writing and may be sent by facsimile.  Such communication shall be deemed made when actually received, or if mailed by registered or certified mail, postage prepaid, addressed as set forth below, shall be deemed made three days after such mailing.  Faxes will be deemed to be received at the time and day reflected in the fax confirmation sheet.  Either party may, by written notice to the other, change the address for mailing such notices.

Notices to Cubic:	Cubic Energy, Inc.
9870 Plano Road
Dallas, Texas 75232
Attn: Jon Ross
Telephone: 972-681-8047
Facsimile: 972-681-9687

Notices to Langtry:	Langtry Mineral & Development, LLC
9870 Plano Road
Dallas, Texas 75232
Attn: Calvin A. Wallen, III
Telephone: 972-681-8047
Facsimile: 972-681-9687

With a copy to:	Barry F. Cannaday
Sonnenschein Nath & Rosenthal LLP
2000 McKinney Ave., Suite 1900
Dallas, Texas 75201
Telephone: 214-259-1855
Facsimile: 214-259-0910

(d)                                 Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto, and their successors and assigns.  No assignment of this Agreement by either Party shall be made without the prior, written consent of the other Party, which consent in the case of Cubic shall not be unreasonably withheld.

(e)                                  Law Applicable; Jurisdiction and Venue.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to its choice of law principles.  ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OBLIGATIONS HEREUNDER, SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN DALLAS COUNTY, TEXAS. BY EXECUTING AND DELIVERING THIS AGREEMENT, THE PARTIES IRREVOCABLY (I) ACCEPT GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF THESE COURTS; (II) WAIVE ANY OBJECTIONS WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (I) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM; (III) AGREE THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH PARTY AT THEIR RESPECTIVE ADDRESSES PROVIDED IN ACCORDANCE WITH SECTION 9(c); AND (IV) AGREE THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND

OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

(f)                                   Headings.  The headings of the articles and sections of this Agreement are for guidance and convenience of reference only and shall not limit or otherwise affect any of the terms and provisions of this Agreement.

(g)                                  Timing.  Time is of the essence in this Agreement.

(h)                                 Expenses.  All fees, costs and expenses incurred by the Parties in negotiating this Agreement and in consummating the transactions contemplated by this Agreement shall be paid by the Party that incurred such fees, costs and expenses.

(i)                                     Amendment and Waiver.  This Agreement may be altered, amended or waived only by a written agreement executed by Cubic and Langtry.  No waiver of any provision of this Agreement shall be construed as a continuing waiver of the provision.

(j)                                    Announcements.  Except as Cubic reasonably believes to be required by applicable law, no Party shall publicly announce or otherwise publicize the existence of this Agreement, its terms and conditions or the transactions contemplated hereby without first providing the other Party the opportunity to review the proposed announcement and obtaining the other Party’s prior, written consent to such proposed announcement, which consent shall not be unreasonably withheld or delayed.

(k)                                 Parties in Interest.  This Agreement is binding upon and shall inure to the benefit of the Parties and, except where prohibited, their successors, representatives or assigns.

(l)                                     Third-Party Beneficiaries.  Unless expressly stated to the contrary, no third party is intended to have any rights, benefits or remedies under this Agreement.

(m)                             Severance.  If any provision of this Agreement is found to be illegal or unenforceable, the other terms of this Agreement shall remain in effect and this Agreement shall be construed as if the illegal or unenforceable provision had not been included.

(n)                                 No Special Damages.  Notwithstanding anything herein to the contrary, neither party shall have any obligations with respect to this Agreement, or otherwise in connection herewith, for any special, consequential or punitive damages.

(o)                                 Counterpart Execution.  This Agreement may be executed in counterparts, all of which are identical and all of which constitute one and the same instrument.  It shall not be necessary for Cubic and Langtry to sign the same counterpart. This Agreement may be executed with signature pages exchanged via facsimile or electronic transmission, which shall be as effective as originals.

IN WITNESS WHEREOF the undersigned Parties have executed this Agreement as of the date hereinabove first written.

CUBIC ENERGY, INC.

By:	/s/ Jon Ross
Jon Ross
Secretary

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LANGTRY MINERAL & DEVELOPMENT, LLC

By:	/s/ Calvin A. Wallen, III
Calvin A. Wallen, III,
President

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